EXHIBIT 10.135

STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of ________ (the “Grant Date”), is made by and between ITC Holdings Corp., a Michigan corporation (the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or a Subsidiary of the Company (the “Optionee”). Any capitalized terms herein but not otherwise defined shall have the meaning set forth in the Company’s Second Amended and Restated 2006 Long Term Incentive Plan, as may be further amended from time to time (the “Plan”).
WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock (the “Common Stock”) pursuant to the terms and conditions of this Agreement and the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, this Agreement and the grant made pursuant to this Agreement are not subject to and shall not be governed by any Management Stockholder’s Agreement between the Company and Optionee; and
WHEREAS, the Committee has determined that it would be in the best interest of the Company and its shareholders to grant the Option provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries, has approved the grant of the Option on the Grant Date and has advised the Company thereof and instructed the undersigned officer to issue said Option.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
OPTION GRANT

1.1. Grant of Options. For good and valuable consideration, on and as of the date hereof, the Company irrevocably grants to the Optionee a Nonqualified Stock Option to purchase ________ shares of Common Stock upon the terms and conditions set forth in this Agreement (the “Option”).
1.2. Exercise Price. Subject to Section 2.1, the exercise price of the shares of Common Stock covered by the Option shall be $_______ per share without commission or other charge (which is the Fair Market Value per share of the Common Stock on the Grant Date).
ARTICLE II
ADJUSTMENTS

2.1.    Adjustments to Option. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Option as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the number, class, kind and exercise price of securities subject to the Option (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of another company, as the Committee may determine to be appropriate in its sole discretion).
ARTICLE III
PERIOD OF EXERCISABILITY

3.1.    Exercisability of Option.
(a)    So long as the Optionee continues to be employed by the Company or any of its Subsidiaries, or in the event Optionee’s employment terminates due to Retirement, the Option shall become exercisable pursuant to the following schedule:

Date Option Becomes Exercisable	Percentage of Shares As to Which Option Is Exercisable On and After Such Date
On and after the first anniversary of the Grant Date	33 1/3%
On and after the second anniversary of the Grant Date	66 2/3%
On and after the third anniversary of the Grant Date	100%

(b)    Notwithstanding the foregoing, the Option shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Option (but only to the extent such Option has not otherwise terminated or become exercisable) (i) if the Optionee ceases to be employed due to Optionee’s death or Disability, or (ii) upon the occurrence of a Change in Control Termination (as defined below); provided, however, that this Section 3.1(b)(ii) is subject to the Committee’s rights, in the event of a Change in Control, to cash out the Option pursuant to Section 9.2(b) of the Plan. The Committee has irrevocably determined not to, and shall not (and shall not permit the Board to), exercise any right it may have under the Plan, including without limitation under Section 9.2(c) of the Plan, to determine that the Option shall not become immediately exercisable upon a Change in Control.
(c)    A “Change in Control Termination” shall mean a termination of Optionee’s employment (i) by the Company without “Cause” or (ii) if the Optionee is a party to a written employment agreement with the Company, by Optionee for “Good Reason” (as defined in such agreement), which termination in the case of (i) or (ii) occurs after the execution of an agreement to which the Company is a party pursuant to which a Change in Control will occur or has occurred upon consummation of the transactions contemplated by such agreement but, if a Change in Control has occurred pursuant thereto, not more than two years after such Change in Control, and if a Change in Control has not yet occurred pursuant thereto, while such agreement remains executory.
(d)    “Cause” shall mean (i) if the Optionee is a party to a written employment agreement with the Company, “Cause” as defined in such agreement, and (ii) in all other cases, (A) Optionee’s continued failure substantially to perform Optionee’s duties to the Company or affiliates (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to Optionee of such failure, (B) dishonesty in the performance of Optionee’s duties hereunder, (C) Optionee’s conviction of, or plea of nolo contendere to a crime constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, (D) Optionee’s willful malfeasance or willful misconduct in connection with Optionee’s duties hereunder or any act or omission which is injurious to the financial condition or business reputation of the Company or affiliates or (E) Optionee’s breach of any non-compete or confidentiality obligations to the Company or affiliates.
3.2    Expiration of Option. The Option may not be exercised after the first to occur of the following events and shall in no event be exercisable after the tenth anniversary of the Grant Date:
(a)    If, prior to the date when the Option first becomes exercisable, Optionee’s employment terminates for any reason other than death, Disability or Retirement, Optionee’s right to exercise the Option shall terminate and all rights thereunder shall cease; or
(b)    If, on or after the date when the Option first becomes exercisable, Optionee’s employment terminates for any reason other than death, Disability or Retirement, Optionee shall have the right, within three months after termination of employment to exercise the Option to the extent that it was exercisable and unexercised on the date of Optionee’s termination of employment, subject to any other limitation on the exercise of the Option in effect on the date of exercise.
If Optionee’s employment terminates due to death, Disability or Retirement, or is a Change in Control Termination occurring, before the tenth anniversary of the Grant Date, Optionee or the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution shall have the right within the exercise period specified in this Agreement to exercise the Option, subject to any other limitation on exercise in effect on the date of exercise.
3.3.    Committee Discretion. The Committee, at the time of Optionee’s termination of employment, subject to the limitations set forth in the Plan, may accelerate Optionee’s right to exercise the Option or, subject to Code Section 409A, may extend the Option term.
3.4.     Retirement. “Retirement” as used in this Agreement shall mean the termination of the Optionee’s employment, by the Company or by Optionee, on or after Optionee’s 65th birthday, other than due to death or Disability.

ARTICLE IV
EXERCISE OF OPTION

4.1.    Person Eligible to Exercise. During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.
4.2.    Partial Exercise. Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2 of this Agreement; provided, however, that any partial exercise shall be for whole shares of Common Stock only.
4.3.    Manner of Exercise. The exercise price for shares of Common Stock to be acquired upon exercise of the Option shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise upon written notice to the Company of such exercise; provided, however, that in lieu of such form of payment, subject to the limitations set forth in Section 2.4 of the Plan, Optionee may elect to make payment may be made by means of a “net exercise” (described below) or by any other means permitted by the Plan and by the Committee from time to time in the Committee’s sole discretion. A “net exercise” shall mean an exercise of the Option pursuant to which, upon delivery to the Company of written notice of exercise, the consideration received in payment for the exercise of the Option shall be the cancellation of a portion of the Option and the Company shall become obligated to issue the “net number” of shares of Common Stock determined according to the following formula:
((A x B) - (A x C))
B
For purposes of the foregoing formula:
A = the total number of shares with respect to which the Option is then being exercised (which, for the avoidance of doubt, shall include both the number of shares to be issued to the Optionee and the number of shares subject to the portion of the Option to be cancelled in payment of the exercise price).
B= the Stock Exchange closing price for the Common Stock on the last date on which there were Common Stock transactions preceding the date of the Company’s receipt of the exercise notice.
C= the exercise price in effect at the time of such exercise.
If the foregoing formula would yield a number of shares to be issued that is not a whole number, any such fraction shall be rounded down and disregarded. The shares underlying the exercised portion of the Option that are not issued pursuant to the foregoing formula, along with the corresponding portion of the Option, shall be considered cancelled and no longer subject to exercise.
4.4.    Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof (or make or cause to be made any book entry evidencing such issuance) prior to fulfillment of all of the following conditions:
(a)     The obtaining of approval or other clearance from any state or federal governmental agency or stock exchange which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and
(b)     The receipt by the Company of such assurance of compliance with federal and state securities laws as it may deem necessary or advisable.
4.5.    Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until a certificate or certificates representing such shares shall have been issued by the Company to such holder or a book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian. The Company shall not be liable to the Employee for damages relating to any delay in issuing a stock certificate to Optionee, any loss of a certificate, or any mistakes or errors in the issuance of a certificate to Optionee.

4.6.    Withholding. The Company shall have the right to withhold from Optionee’s compensation or to require Optionee to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option. Subject to the limitations in Section 10.5 of the Plan, Optionee may, in order to fulfill the withholding obligation, make payment to the Company in any manner permitted for payment of the exercise price under Section 4.3 of this Agreement. If the “net exercise” method is used to satisfy the tax withholding obligations, the number of shares to be otherwise issued upon exercise (whether the exercise price was paid in cash or by “net exercise”) shall be reduced by an amount equal to (a) the tax withholding obligation, as determined by the Company in good faith, divided by (b) the Stock Exchange closing price for the Common Stock on the last date on which there were Common Stock transactions preceding the date of the Company’s receipt of the exercise notice, and rounded up to the nearest whole share. The corresponding portion of the Option shall be considered cancelled and no longer subject to exercise. The Company shall not withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations and, if the exercise price is paid by means of “net exercise,” to pay the exercise price. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding vested Common Stock otherwise deliverable to the Optionee and/or withholding amounts from any compensation or other amount owing from the Company to the Optionee), to satisfy the obligations for payment of the minimum amount of any such taxes.

ARTICLE V
MISCELLANEOUS

5.1.    Option Not Transferable. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution, or transfers to which the Committee has given prior written consent subject to the conditions set forth in Section 10.3(a) of the Plan.
5.2.    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him or her at the address stated in the Company’s employee records. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to the party. Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.2. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.3.    Amendment. Subject to Section 3.3 of this Agreement and Sections 9.1 and 10.6 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto if such amendment would adversely affect Optionee. Any such amendment shall specifically state that it is amending this Agreement.
5.4.    Governing Law. The laws of the State of Michigan shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.5. No Guarantee of Employment. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without cause, subject to the applicable provisions of, if any, the Optionee’s employment agreement with the Company.
5.6    Plan Terms Control. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan permits such variations.
5.7    Recoupment Policy. This Agreement, the Option and any economic benefits recognized by Optionee in connection with the Option (including, without limitation, shares received upon exercise of the Option and the proceeds from the sale of such shares) are subject to forfeiture and/or recoupment pursuant to the Company’s Recoupment Policy adopted November 26, 2013, as amended from to time.

[Signatures on next page.]
IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.
ITC HOLDINGS CORP.

By: /s/ Daniel J. Oginsky
Name: Daniel J. Oginsky
Title: Senior Vice President and General Counsel

OPTIONEE: